Exhibit (h)(5)


                           RED FLAG SERVICES AMENDMENT

         This Red Flags Services Amendment ("Amendment") is being entered into as of May 1, 2009 ("Effective Date"), by and between PNC Global Investment Servicing (U.S.) Inc. (formerly known as PFPC Inc.) ("PNC") and the Allegiant Funds and the Allegiant Advantage Fund (each a "Fund" and together, the "Funds") and amends the agreement between PNC and the Funds pursuant to which PNC provides transfer agency services to the Funds, as amended to date ("Existing Agreement").

         IN CONSIDERATION of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend the Existing Agreement as follows:

1. MODIFICATIONS TO EXISTING AGREEMENT. The Existing Agreement shall be modified as follows:

(a) The term "PFPC Inc." shall be replaced each place it may occur with "PNC Global Investment Servicing (U.S.) Inc." and the defined term "PFPC" shall be replaced each place it may occur with "PNC".

(b) A new section which reads in its entirety as follows shall be added to the end of the Existing Agreement:

     RED FLAG SERVICES (THE "RED FLAG SECTION").

     (a) PNC agrees to provide each Fund with the "Red Flag Services", which is hereby defined to mean the following services:

         (i) PNC will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through PNC with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through PNC by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the "Controls". Solely for purposes of the Red Flag Section, the capitalized terms below will have the respective meaning ascribed to each:

              (A) "Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

              (B) "Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority.

              (C) "Registered Owner" means a natural person who is the owner of record of a Direct Account on the books and records of the Fund maintained by PNC as registrar of the Fund (the "Fund Registry").

              (D) "Covered Person" means a natural person who is the owner of record of a Covered Account on the Fund Registry.

              (E) "Direct Account" means an account holding Fund shares established directly with and through PNC by a natural person as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through PNC.

              (F) "Covered Account" means an account holding Fund shares established by a financial intermediary for a natural person as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through PNC.

         (ii) PNC will provide each Fund with a printed copy of or Internet viewing access to the Controls.

         (iii) PNC will notify a Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or a Covered Person ("Possible Identity Theft") and assist the relevant Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

         (iv) PNC will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual testing of the Controls and issue a report on the results of the testing (the "Audit Report"), and (B) furnish a copy of the Audit Report to the Funds; and

         (v) Upon Fund request, issue a certification in a form determined to be appropriate by PNC in its reasonable discretion, certifying to PNC's continuing compliance with the Controls after the date of the most recent Audit Report.

     (b) Each Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission (the "Red Flag Requirements"), for determining the extent to which the Red Flag Services assist the Fund in complying with the Red Flag Requirements, and for furnishing any supplementation or augmentation to the Red Flag Services it determines to be appropriate, and that PNC has given no advice and makes no representations with respect to such matters. This Red Flag Section shall not be interpreted in any manner which imposes a duty on PNC to act on behalf of a Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flag Section. The Controls and the Red Flag Services may be changed at any time and from time to time by PNC in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flag Requirements, as they may be constituted from time to time. Each Fund shall be obligated to pay, and PNC shall be entitled to receive, the fee for Red Flag Services as established by PNC from time to time by written notice. Other than the initial fee which shall be payable as of the Effective Date, each Fund shall be obligated to pay any revised fee commencing thirty (30) days after the Fund's receipt of such written notice. A Fund's sole remedy in the event it does not agree to a revised fee is to terminate the Red Flag Services.

     (c) Notwithstanding any other provision of the Agreement:

         (i) PNC shall not be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PNC or its affiliates. PNC's cumulative, aggregate liability to the Funds for any and all losses, claims, suits, controversies, breaches or damages ("claims") for any cause whatsoever related to the terms of this Red Flags Section and regardless of the form of action or legal theory shall not exceed the greater of (i) $25,000, or (ii) fees received by PNC for the Red Flag Services under this Red Flags Section during the six (6) months immediately prior to the date of the last such claim, up to a maximum of $50,000.

         (ii) In the event of a material breach of this Red Flag Section by PNC, the Funds shall be entitled exclusively to terminate the Red Flag Services by complying with the notice and cure period provisions in the Agreement applicable to a material breach of the Agreement, but shall not be entitled to terminate the Agreement.

2. REMAINDER OF EXISTING AGREEMENT; GOVERNING LAW. Except as specifically modified by this Amendment, all terms and conditions of the Existing Agreement shall remain in full force and effect. The governing law of the Agreement shall be the governing law of this Amendment.

3. ENTIRE AGREEMENT; FACSIMILE SIGNATURES; COUNTERPARTS. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Existing Agreement with respect to such subject matter. This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PNC Global Investment Servicing (U.S.) Inc.                            Allegiant Funds and Allegiant
Advantage Fund

By:  /s/  Michael DeNofrio                                             By:  /s/ John Kernan
     ---------------------                                                  ---------------

Name:  Michael DeNofrio                                                Name:  John Kernan
       ----------------                                                       -----------

Title:  Executive Vice President, Senior Managing Director             Title:  Treasurer
        --------------------------------------------------                     ---------

                                      -2-